EXHIBIT 21(a).  SUBSIDIARIES OF THE REGISTRANT
                                             State of
Name                                         Organization

Irwin Union Bank and Trust Company                Indiana
     Irwin Union Collateral, Inc.                 Indiana
     Irwin Union Realty Corporation               Indiana
     Irwin Union Insurance, Inc.                  Indiana
     Irwin Union Securities, Inc.                 Indiana
     Irwin Funding Corp.                          Delaware
     Irwin Union Advisory Services, Inc.          Indiana
     Irwin Reinsurance Corporation                Vermont

IFC Mortgage Corporation                          Indiana
     Irwin Mortgage Corporation                   Indiana

Irwin Union Investor Services, Inc.               Indiana

Irwin Home Equity Corporation                     Indiana
     IHE Funding Corp.                            Delaware

Irwin Equipment Finance Corp.                     Indiana
     Irwin Leasing Corporation
     (formerly Affiliated Capital Corp.)          Illinois

Irwin Union Credit Insurance Corporation          Arizona

White River Capital Corporation                   Indiana

IFC Capital Trust I                               Delaware